Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stage.com)

Stage Stores Reports Second Quarter Results, Raises Guidance, and Declares Quarterly Cash Dividend

HOUSTON, TX, August 17, 2017 - Stage Stores, Inc. (NYSE: SSI) today reported financial results for the second quarter ended July 29, 2017. For the second quarter, comparable sales were down 3.6%. The net loss for the quarter was $6.3 million, or a $0.23 loss per diluted share. On an adjusted basis, the second quarter net loss was $4.1 million, or $0.15 per diluted share.

“We are pleased to have gained momentum in our business during the second quarter, with sequential improvement that culminated with comparable sales turning positive in July,” said Michael Glazer, President and Chief Executive Officer. “Several encouraging trends have emerged that contributed to our 600 basis point comparable sales improvement from the first quarter of this year.  Notably, our stores in the four energy states, which include the border stores and account for more than 50% of our comparable sales, outperformed the balance of the chain. Our direct-to-consumer business grew double digits and our non-apparel categories had a positive quarterly comp increase.

“As we continue to integrate our new off-price Gordmans business into the Stage infrastructure, we are excited to see the overwhelming support from the vendor community,” continued Mr. Glazer. “Our work to date, along with the compelling merchandise value in the marketplace, furthers our strong prospects for the growth of this business.

“Looking ahead to the Fall season, we remain disciplined in managing expenses and inventory. We feel great about our inventory position, which is down 7% in our department stores. Based on our improved performance, we are raising guidance for the fiscal year.  We are managing our business for the long term with a focus on generating positive free cash flow and delivering value to our shareholders through the dividend.”

The Company also announced that its Board of Directors has declared a quarterly cash dividend of $0.05 cents per share on the Company’s common stock, payable on September 13, 2017 to shareholders of record at the close of business on August 29, 2017.

Second Quarter Reported Results
For the second quarter, comparable sales decreased 3.6%. Total sales increased 11.4% to $377.1 million, as compared to $338.4 million in the prior year. Net loss was $6.3 million, or $0.23 per diluted share, versus $0.04 million, or $0.00 per diluted share, for the prior year.

On an adjusted basis, second quarter net loss was $4.1 million, or $0.15 per diluted share, versus net income of $0.8 million, or $0.03 per diluted share, in the prior year. Adjusted second quarter 2017 results exclude after-tax charges related to the Gordmans acquisition and other store closures of approximately $2.2 million, or $0.08 per diluted share. The prior year’s adjusted second quarter results exclude after-tax charges related to severance associated with workforce reductions and strategic store closures of approximately $0.8 million, or $0.03 per diluted share.

2017 Guidance
The Company is raising its guidance for 2017. Adjusted loss per diluted share is now expected to be between $0.90 and $1.35, compared to the prior guidance of an adjusted loss of $0.95 to $1.55. Updated 2017 guidance assumes comparable sales are in a range of -4% to -7%, excludes after-tax charges associated with the Gordmans acquisition, and store closures and other strategic initiatives totaling approximately $0.23 per diluted share. Weighted average shares for the year are expected to be approximately 27.5 million. The effective tax rate is projected to be between 32% and 34%.

Capital expenditures in 2017, net of construction allowances from landlords, are expected to be $40 million, compared to $67 million in 2016.

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its results. Interested parties may participate in the Company’s conference call by dialing 844-415-6993. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of the Company’s website (corporate.stage.com) under the “Webcasts” caption. A replay of the conference call will be available online until midnight on Friday, September 1, 2017.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods.  As of August 17, 2017, the Company operates in 42 states through 793 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and 58 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.  For more information about Stage Stores, visit the Company’s website at corporate.stage.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	July 29, 2017		July 30, 2016
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$377,081	100.0%	$338,385	100.0%
Cost of sales and related buying, occupancy and distribution expenses	284,140	75.4%	252,815	74.7%
Gross profit	92,941	24.6%	85,570	25.3%
Selling, general and administrative expenses	100,643	26.7%	85,368	25.2%
Interest expense	1,918	0.5%	1,192	0.4%
Loss before income tax	(9,620)	(2.6)%	(990)	(0.3)%
Income tax benefit	(3,362)	(0.9)%	(1,031)	(0.3)%
Net (loss) income	$(6,258)	(1.7)%	$41	—%

Basic (loss) earnings per share data:
Basic (loss) earnings per share	$(0.23)		$—
Basic weighted average shares outstanding	27,535		27,111

Diluted (loss) earnings per share data:
Diluted (loss) earnings per share	$(0.23)		$—
Diluted weighted average shares outstanding	27,535		27,175

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Six Months Ended
	July 29, 2017		July 30, 2016
	Amount	% to Sales (a)	Amount	% to Sales (a)
Net sales	$685,688	100.0%	$671,135	100.0%
Cost of sales and related buying, occupancy and distribution expenses	530,529	77.4%	518,578	77.3%
Gross profit	155,159	22.6%	152,557	22.7%
Selling, general and administrative expenses	189,152	27.6%	175,512	26.2%
Interest expense	3,504	0.5%	2,221	0.3%
Loss before income tax	(37,497)	(5.5)%	(25,176)	(3.8)%
Income tax benefit	(12,252)	(1.8)%	(9,757)	(1.5)%
Net loss	$(25,245)	(3.7)%	$(15,419)	(2.3)%

Basic loss per share data:
Basic loss per share	$(0.93)		$(0.57)
Basic weighted average shares outstanding	27,401		27,021

Diluted loss per share data:
Diluted loss per share	$(0.93)		$(0.57)
Diluted weighted average shares outstanding	27,401		27,021

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	July 29, 2017	January 28, 2017
ASSETS
Cash and cash equivalents	$26,132	$13,803
Merchandise inventories, net	460,405	409,384
Prepaid expenses and other current assets	62,357	41,574
Total current assets	548,894	464,761

Property, equipment and leasehold improvements, net	269,977	284,110
Intangible assets	17,135	15,235
Other non-current assets, net	23,925	22,883
Total assets	$859,931	$786,989

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$126,904	$101,985
Accrued expenses and other current liabilities	73,804	66,685
Total current liabilities	200,708	168,670

Long-term debt obligations	227,385	163,749
Other long-term liabilities	78,209	74,410
Total liabilities	506,302	406,829

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 32,766 and 32,340 shares issued, respectively	328	323
Additional paid-in capital	414,524	410,504
Treasury stock, at cost, 5,175 shares, respectively	(43,210)	(43,286)
Accumulated other comprehensive loss	(5,385)	(5,648)
(Accumulated deficit) retained earnings	(12,628)	18,267
Total stockholders' equity	353,629	380,160
Total liabilities and stockholders' equity	$859,931	$786,989

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	July 29, 2017	July 30, 2016
Cash flows from operating activities:
Net loss	$(25,245)	$(15,419)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and impairment of long-lived assets	33,177	36,508
(Gain) loss on retirements of property, equipment and leasehold improvements	(528)	124
Deferred income taxes	5,520	(1,404)
Tax deficiency from stock-based compensation	—	(3,230)
Stock-based compensation expense	4,312	6,552
Amortization of debt issuance costs	144	109
Deferred compensation obligation	(76)	208
Amortization of employee benefit related costs	424	448
Construction allowances from landlords	1,098	6,290
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(19,251)	(25,121)
Increase in other assets	(22,188)	(9,415)
Increase in accounts payable and other liabilities	30,802	34,069
Net cash provided by operating activities	8,189	29,719

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(15,502)	(57,677)
Proceeds from insurance and disposal of assets	1,307	1,047
Business acquisition	(36,144)	—
Net cash used in investing activities	(50,339)	(56,630)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	277,013	253,095
Payments of revolving credit facility borrowings	(211,891)	(215,700)
Proceeds from long-term debt obligation	—	5,830
Payments of long-term debt obligations	(4,850)	(2,785)
Payments of debt issuance costs	(8)	—
Payments for stock related compensation	(135)	(817)
Cash dividends paid	(5,650)	(8,321)
Net cash provided by financing activities	54,479	31,302
Net increase in cash and cash equivalents	12,329	4,391

Cash and cash equivalents:
Beginning of period	13,803	16,487
End of period	$26,132	$20,878

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net (loss) income (GAAP)	$(6,258)	$41	$(25,245)	$(15,419)
Business acquisition costs (pretax)	2,933	—	9,208	—
Store closures, impairments and other strategic initiatives (pretax)	625	513	781	951
Consolidation of corporate headquarters and severance charges associated with workforce reduction (pretax)	—	794	—	904
Income tax impact	(1,359)	(522)	(3,806)	(720)
Adjusted net (loss) income (non-GAAP)	$(4,059)	$826	$(19,062)	$(14,284)

Diluted (loss) earnings per share (GAAP)	$(0.23)	$—	$(0.93)	$(0.57)
Business acquisition costs (pretax)	0.11	—	0.34	—
Store closures, impairments and other strategic initiatives (pretax)	0.02	0.02	0.03	0.04
Consolidation of corporate headquarters and severance charges associated with workforce reduction (pretax)	—	0.03	—	0.03
Income tax impact	(0.05)	(0.02)	(0.14)	(0.03)
Adjusted diluted (loss) earnings per share (non-GAAP)	$(0.15)	$0.03	$(0.70)	$(0.53)

	Three Months Ended		Six Months Ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Gross profit (GAAP)	$92,941	$85,570	$155,159	$152,557
Store closures and impairments	513	231	513	231
Adjusted gross profit (non-GAAP)	$93,454	$85,801	$155,672	$152,788

Selling, general and administrative expenses (GAAP)	$100,643	$85,368	$189,152	$175,512
Business acquisition costs	(2,933)	—	(9,208)	—
Store closures and other strategic initiatives	(112)	(282)	(268)	(720)
Consolidation of corporate headquarters and severance charges associated with workforce reduction	—	(794)	—	(904)
Adjusted selling, general and administrative expenses (non-GAAP)	$97,598	$84,292	$179,676	$173,888

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended
	July 29, 2017	July 30, 2016
Loss before income tax (GAAP)	$(9,620)	$(990)
Business acquisition costs (pretax)	2,933	—
Store closures, impairments and other strategic initiatives (pretax)	625	513
Consolidation of corporate headquarters and severance charges associated with workforce reduction (pretax)	—	794
Adjusted (loss) income before income tax (non-GAAP)	$(6,062)	$317

Income tax benefit (GAAP)	$(3,362)	$(1,031)
Income tax impact on adjustments	1,359	$522
Adjusted income tax benefit (non-GAAP)	$(2,003)	$(509)

Income tax rate (GAAP)	35.0%	104.2%
Adjusted income tax rate (non-GAAP)	33.1%	(160.3)%

	2017 Guidance Range
	Low	High
Diluted loss per share (GAAP)	$(1.58)	$(1.13)
Business acquisition costs (pretax)	0.34	0.34
Store closures, impairments and other strategic initiatives (pretax)	0.03	0.03
Income tax impact	(0.14)	(0.14)
Adjusted diluted loss per share (non-GAAP)	$(1.35)	$(0.90)